UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

TCW Direct Lending VII LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)
814-01246 (Commission File Number)	82-2252672 (I.R.S. Employer Identification No.)

200 Clarendon Street, 51st Floor

Boston, Massachusetts

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated Limited Liability Company Agreement

On April 13, 2018, TCW Direct Lending VII LLC (the “Company”) entered into the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), which is the agreement that sets forth the terms pursuant to which the Company will be operated. The material terms of the LLC Agreement are more fully described in the Company’s Amendment No. 2 to its Registration Statement on Form 10, which was filed with the Securities and Exchange Commission on October 31, 2017.

The foregoing description of the LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the LLC Agreement which will be filed with the Company’s Form 10-K/A.

Item 3.02. Unregistered Sales of Equity Securities

On April 13, 2018, TCW Direct Lending VII LLC (the “Company”) completed the first closing of the sale of its Common Units pursuant to which the Company sold 5,054,250 Common Units for an aggregate offering price of $505,425,000.

The sale of the Common Units was made pursuant to subscription agreements entered into by the Company and each investor. Under the terms of the subscription agreements, the Company may draw down all or any portion of the undrawn commitment with respect to each Common Unit generally upon at least ten business days’ prior written notice to the unitholders.

The issuance of the Common Units is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, and Rule 506(b) of Regulation D thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2018	TCW DIRECT LENDING VII LLC

	By:	/s/ James G. Krause
Name: James G. Krause
Title: Chief Financial Officer & Senior Vice President